                                                                   EXHIBIT 10.14



                            ASSET PURCHASE AGREEMENT

                                     Between

                           KAYDON ACQUISITION CORP. V,
                            d/b/a Seabee Corporation

                                       And

                          GOLD STAR MANUFACTURING, INC.

                                       And

                        AMERICAN CENTRAL INDUSTRIES, INC.

                                       And

                         FLOYD MEFFERD and LLOYD MEFFERD

                                 March 11, 1997


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                                TABLE OF CONTENTS

Section                                                                                                Page
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
1.       SALE AND PURCHASE OF ASSETS...................................................................  1
         1.1      Transfer of Assets...................................................................  1
         1.2      Assumed Liabilities..................................................................  3
         1.3      Excluded Assets......................................................................  4

2.       PRICE.........................................................................................  4
         2.1      Purchase Price.......................................................................  4
         2.2      Allocation of Purchase Price.........................................................  5
         2.3      Adjustment to Purchase Price.........................................................  5

3.       THE CLOSING ..................................................................................  5
         3.1      Time and Place.......................................................................  5
         3.2      Transfer of Assets...................................................................  5

4.       REPRESENTATIONS AND WARRANTIES OF SELLER......................................................  6
         4.1      Organization, Standing, etc. of Seller...............................................  6
         4.2      Authorization; Binding Effect........................................................  6
         4.3      Consents; Defaults; Etc..............................................................  6
         4.4      Machinery and Equipment..............................................................  6
         4.5      Intellectual Property and Processes..................................................  6
         4.6      Employment Matters...................................................................  7
         4.7      Permits..............................................................................  7
         4.8      Litigation...........................................................................  7
         4.9      Certain Tax Matters..................................................................  8
         4.10     Broker, etc..........................................................................  8
         4.11     Title to Assets......................................................................  8
         4.12     Compliance With Laws.................................................................  8
         4.13     No Burdensome Restrictions, etc......................................................  9
         4.14     Disclosure...........................................................................  9
         4.15     Accuracy of Financial Statements.....................................................  9
         4.16     Absence of Changes................................................................... 10
         4.17     Leases and Contracts................................................................. 10
         4.18     Condition of Inventory............................................................... 10
         4.19     Accounts Receivable.................................................................. 11
         4.20     Insurance............................................................................ 11
         4.21     Labor Matters........................................................................ 11
         4.22     Employee Benefit Plans............................................................... 11


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
Section                                                                                                Page
-------                                                                                                ----
5.       REPRESENTATIONS AND WARRANTIES OF BUYER....................................................... 12
         5.1      Organization, Standing and Authority of Buyer........................................ 12
         5.2      Authorization; Binding Effect........................................................ 12
         5.3      Assumption of Assumed Liabilities.................................................... 12
         5.4      Consents, Defaults, etc.............................................................. 13
         5.5      Disclosure........................................................................... 13
         5.6      Financial Capability to Consummate Transactions...................................... 13

6.       COVENANTS OF SELLER........................................................................... 13
         6.1      Maintenance of Assets; etc........................................................... 13
         6.2      Access to Information................................................................ 14
         6.3      Seller's Continuing Responsibility for Environmental Matters......................... 14
         6.4      Environmental Report................................................................. 14
         6.5      Employment........................................................................... 15

7.       COVENANTS OF BUYER............................................................................ 16
         7.1      Negative Actions..................................................................... 16
         7.2      Assumption of Liabilities............................................................ 16

8.       CONDITIONS TO OBLIGATION OF BUYER............................................................. 16
         8.1      Accuracy of Representations and Warranties........................................... 16
         8.2      Performance by Seller................................................................ 16
         8.3      Seller's Certificate................................................................. 16
         8.4      Opinion of Seller's Counsel.......................................................... 17
         8.5      Corporate Documents.................................................................. 18
         8.6      Instruments of Transfer and Title Documents.......................................... 18
         8.7      Environmental Report................................................................. 18
         8.8      Employee Agreements.................................................................. 18
         8.9      Board Approval....................................................................... 19
         8.10     Sublease............................................................................. 19

9.       CONDITIONS TO OBLIGATION OF SELLER............................................................ 19
         9.1      Accuracy of Representations.......................................................... 19
         9.2      Performance by Buyer................................................................. 19
         9.3      Officer's Certificate................................................................ 19
         9.4      Opinion of Buyer's Counsel........................................................... 19
         9.5      Corporate Documents.................................................................. 20

10.      COVENANT NOT TO COMPETE....................................................................... 20
         10.1     Non-competition...................................................................... 20
         10.2     Enforcement.......................................................................... 20
         10.3     Injunctive Relief.................................................................... 21


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
Section                                                                                                Page
-------                                                                                                ----
11.      ADDITIONAL COVENANTS OF BUYER AND SELLER...................................................... 21
         11.1     Further Assurances................................................................... 21
         11.2     Bulk Sales Laws...................................................................... 21
         11.3     Rights to Intellectual Property...................................................... 21
         11.4     Use of Trade Names................................................................... 22

12.      SURVIVAL OF REPRESENTATIONS, WARRANTIES
         AND COVENANTS; INDEMNIFICATION; ETC........................................................... 22
         12.1     Survival of Representations, Warranties and Covenants................................ 22
         12.2     Indemnification by Seller............................................................ 22
         12.3     Indemnification by Buyer............................................................. 23
         12.4     Indemnification Notice etc........................................................... 23

13.      EXPENSES...................................................................................... 24

14.      NOTICES....................................................................................... 25

15.      AMENDMENTS; TERMINATION....................................................................... 25

16.      EFFECT OF THIS AGREEMENT; COUNTERPARTS........................................................ 25

17.      GOVERNING LAW AND JURISDICTION................................................................ 25

18.      ASSIGNMENTS; SUCCESSORS AND ASSIGNS........................................................... 26

19.      PRESS RELEASES AND ANNOUNCEMENTS.............................................................. 26

20.      CONSTRUCTION.................................................................................. 26

         INDEX TO EXHIBITS............................................................................. 28



                                      -iii-


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and executed as of March 11, 1997, by and between KAYDON ACQUISITION CORP. V, a Delaware corporation doing business as Seabee Corporation (the "Buyer"), GOLD STAR MANUFACTURING, INC., an Iowa corporation (the "Seller"), AMERICAN CENTRAL INDUSTRIES, INC., an Iowa corporation ("ACI"), LLOYD MEFFERD and FLOYD MEFFERD (collectively the "Mefferds"), with reference to the following facts:

         Seller is a wholly-owned subsidiary of ACI (the shareholders of which are the Mefferds) and wishes to sell to Buyer and Buyer wishes to purchase from Seller all of the business and the assets relating to Seller's cylinder business located in Laurens, Iowa (the "Business").

         In consideration of the premises and the mutual covenants contained herein, Seller, ACI, the Mefferds and Buyer agree as follows:

         1.   SALE AND PURCHASE OF ASSETS

         1.1 Transfer of Assets. In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, Seller shall on the Closing Date (as defined in Section 3 herein), sell, convey, transfer, assign and deliver, free and clear of all liens, mortgages, security interests, pledges, charges, agreements, restrictions, claims, defects in title and encumbrances of any kind or description, except for those items listed on the attached Exhibit 1.1 (collectively referred to herein as "Claims and Encumbrances"), and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the tangible and intangible assets (the "Assets") of Seller (excluding the assets relating to Seller's auger line described in Exhibit 1.3 herein, and, at Buyer's option, any Hazardous Substances or materials located at Seller's facility), including:

              (a) Inventories. All inventory, including, without limitation, all work in process, finished goods and products and raw materials ("Inventory");

              (b) Machinery and Equipment. All machinery, equipment, tools, vehicles, furniture, tooling, fixtures, molds, dies, and all other tangible property used in the Business, including, without limitation, the machinery and equipment described on Exhibit 1.1(b) hereto ("Machinery and Equipment").

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                  (c) Intangible Personal Property. All intangible personal
         property, including (i) all procedures, processes, products, formulae, scientific, technical and other information, trade secrets, ideas, licenses, franchises, customer lists, vendor lists, plans, specifications, designs, drawings, catalogues, manuals, reports, samples, prototypes, know-how, items in application, development or other pending status and all similar items which are owned by Seller and applicable to or used in the operation of the Business ("Intellectual Property"), including, without limitation, the items of Intellectual Property of Seller described on Exhibit 1.1(c) hereto,
         (ii) rights pursuant to all contracts applicable to or used in the operation of the Business, including, without limitation, the contracts listed on Exhibit 4.17 hereto, (iii) the leases of real and personal property applicable to or used in the operation of the Business described on Exhibit 4.17 hereto, (iv) all computer and automatic machinery software programs and source disks, program documentation, tapes, manuals, forms, guides and other materials with respect thereto applicable to or used in the Business, and (v) to the extent the same are transferable, all federal, state or local governmental or regulatory permits, licenses, approvals and franchises which are owned or have been received by Seller in connection with the operation of the Business or ownership of the Assets (collectively, "Permits"), including, without limitation, the Permits which are listed on Exhibit
         4.7 hereto;

                  (d) Patents, Trademarks and Copyrights. All registered and unregistered trademarks, trademark applications, trade names, service marks and service names and the goodwill of the Business connected therewith or symbolized thereby, and all copyrights, patents and patent applications, including, without limitation, the items listed on the attached Exhibit 1.1(d).

                  (e) Records. All accounting information pertaining to the operations of the Business and all media in which all or any of the information, knowledge, data or records relating to the Business may be related or stored, all customer lists, customer files, personnel records, credit information, pending litigation documents, insurance documents, pension documents, advertising, promotional and sales materials, sales data, surveys, account histories, information relating to sales or servicing of products applicable to, used in or manufactured by the Business;

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                  (f) Miscellaneous Assets. All goodwill of the Business and all information, supplies, shipping containers, vehicles, gross data, recorded knowledge, and all warranties inuring to the benefit of Seller in connection with the Business;

                  (g) Cash. All prepaid expenses and cash, (except that Buyer shall not assume any negative cash balance).

                  (h) Accounts Receivable and Notes Receivable. All accounts receivable and notes receivable, provided, that any accounts receivable existing on the books of the Seller attributable to sales to ACI or any of its subsidiaries shall be paid in full by ACI and its subsidiaries at or prior to the Closing.

         1.2 Assumed Liabilities.
                  (a) At the Closing, Buyer shall assume only the obligations or liabilities of Seller listed in Exhibit 1.2 attached hereto, in an aggregate amount not more than that listed in Exhibit 1.2; provided, however, that Buyer shall not assume any liabilities or mortgage obligations relating to any of Seller's real property.

                  (b) Except for the foregoing liabilities, Buyer shall not assume any obligation, duty or liability of any nature whatsoever, fixed or contingent, including, without limitation: (i) any liability of Seller or its predecessors relating to the generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any Hazardous Substances (as defined in Section 6.4 of this Agreement) or other substance which requires investigation, removal, transport or remediation under any federal, state, or local law or regulation; or any other action, omission or condition affecting the environment arising from the conduct of the Business or occurrences prior to the Closing Date, including, without limitation, those conditions specified on Exhibit 4.12 as described herein; (ii) any tax liabilities or similar assessments arising from the conduct of the Business or occurrences prior to the Closing Date or arising from the transfer of the Assets and consummation of the transactions contemplated hereby, including, without limitation, any liabilities for sales, bulk sales, use, transfer, stamp or income taxes, and any filing, recording or similar fees or charges; (iii) any liabilities for breach or default by Seller under any contract, lease or agreement assigned to Buyer hereunder, which accrued prior to the Closing Date; (iv) any liability with respect to any claim, suit,

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         action or judicial, administrative or arbitration proceeding made or pending or commenced against Seller at or prior to the Closing Date, or made or commenced after the Closing Date in respect of any action, omission or condition occurring or existing prior to the Closing Date;
         (v) any undisclosed liabilities, which accrued prior to the Closing Date; (vi) any collective bargaining agreement, labor or employment agreement liabilities, any pension plan withdrawal or other liability, severance liability, funding deficiency, workmen's compensation, employee life and health insurance or similar liability to any employee or former employee of Seller, including, without limitation, any such liability under any multi-employer or single- employer plan, contract or arrangement, or obligation described in Section 4.23 herein, or any other liability in respect of any employee attributable to or in respect of any period prior to the Closing Date, none of which Buyer will be obligated to continue and (vii) any liabilities relating to products manufactured by Seller prior to the Closing. Seller shall discharge and satisfy, when and if due and payable, all liabilities which are not specifically assumed by Buyer under this Agreement and shall, upon request of Buyer, give Buyer evidence of such payment.

         1.3 Excluded Assets. The Assets shall not include the assets of Seller relating to Seller's Truespin auger line, and all related assets and inventory, as listed in Exhibit 1.3 attached hereto.

         2.   PRICE

         2.1 Purchase Price. The purchase price for the Assets (the "Purchase Price") based on the list of liabilities (excluding accounts payable) attached as Exhibit 1.2 hereto shall be the assumption of liabilities described in
Exhibit 1.2 in an amount not to exceed the sum of Four Million Nine Hundred Thousand Dollars ($4,900,000.00).

         2.2 Allocation of Purchase Price. The Purchase Price paid for the respective Assets will be as shown on an allocation exhibit to be provided by Buyer to Seller prior to the Closing which shall be approved by Seller.

         2.3 Adjustment to Purchase Price. It is expected that the Net Current Assets, as defined below, will be not less than the sum of One Million Ninety Five Thousand Seven Hundred Fifty Eight Dollars ($1,095,758.00) (based on Seller's January 31, 1997 balance sheet) as of the Closing. In the event the Net Current Assets, as defined below, is less than

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this amount as of the Closing, Seller shall reimburse Buyer for the reduction.
Net Current Assets is defined as the sum of accounts receivable and inventory less assumed accounts payable (listed in Exhibit 2.3 attached hereto), as determined on the basis of generally accepted accounting principles as of the end of the day prior to the Closing. Buyer will conduct a final inventory and prepare a schedule showing its calculation of the Net Current Assets within fifteen (15) days of the closing and submit the schedule to Seller for review. Once accepted, any purchase price refund due Buyer will be made within ten (10) business days. In the event a dispute arises in regard to the Net Current Assets Schedule, the matter will be referred to a national accounting firm acceptable to both Buyer and Seller for resolution, whose determination shall be final and binding, and the fees for which shall be paid by the non-prevailing party.

         3.      THE CLOSING

         3.1 Time and Place. The Closing of the sale and purchase of the Assets (the "Closing") shall take place at the offices of Buyer at 10:00 a.m. on March 11, 1997. The delivery of all documents by the parties and the performance of all acts at the Closing shall be deemed to have occurred simultaneously.

         3.2 Transfer of Assets. At the Closing, Seller shall deliver to Buyer such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to convey and transfer to and vest in Buyer title to the Assets, free and clear of any Claims and Encumbrances, except such Claims and Encumbrances listed on
Exhibit 1.1 attached hereto. Simultaneously with such delivery, Seller shall take such action as may be necessary or reasonably requested by Buyer to place Buyer in possession and control of the Assets.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer as follows:

         4.1 Organization, Standing, etc. of Seller. Seller is duly organized, validly existing and in good standing under the laws of the State of Iowa, and has all requisite power to own or lease and to operate its properties and to carry on the Business as conducted with the Assets.

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         4.2   Authorization; Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legally binding obligation of Seller in accordance with its terms.

         4.3   Consents; Defaults; Etc. Except as set forth on the attached
Exhibit 4.3, neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby
(i) is prohibited by, or requires Seller to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, judgment, order, writ, injunction or decree which is binding upon Seller, or any of the Assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien on any of the Assets pursuant to, or require any consent under, any indenture, lease, mortgage or other agreement to which Seller is a party or by which Seller or any of the Assets is otherwise bound.

         4.4 Machinery and Equipment. Except as listed in Exhibit 4.4 attached hereto, all Machinery and Equipment has been maintained so as to be, and all of the Machinery and Equipment is, in good operating condition and repair (ordinary wear and tear excepted), and there are no repairs which are required to be made to the Machinery and Equipment, except as listed in Exhibit 4.4.

         4.5 Intellectual Property and Processes. Exhibit 1.1(c) includes all of the Intellectual Property, and Exhibit 1.1.(d) includes all patents, trademarks and copyrights owned by, used or necessary for use in the Business. The formulae, manufacturing procedures, processes, know-how and trade secrets used or necessary for use in the operation of the business are hereinafter referred to as the "Processes". The United States trademark and patent registrations listed on the attached Exhibit 1.1(c) and Exhibit 1.1(d) and the Intellectual Property, Processes and patents which are owned by Seller are owned free and clear of any license, sublicense, agreement, right, understanding, judgment, order, decree or stipulation, and Seller has not infringed on or misappropriated any intellectual property of third parties. To the best of Seller's knowledge no third party has infringed or misappropriated any Intellectual Property, patents, trademarks, copyrights or Processes.

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         4.6  Employment Matters. Except as listed on the attached Exhibit 4.6, there is no claim of any employee or any former employee of Seller for any unpaid compensation or remuneration of any nature, including, without limitation, contingent salaries, incentive payments, pension benefits (whether or not vested), (excluding benefits to be paid in the future from pension trusts established and administered for such purpose by Seller), medical expense reimbursement, vacation pay, severance payments and any other awards, interests and payments.

         4.7 Permits. Attached as Exhibit 4.7 hereto is a list of all Permits Seller has obtained in connection with the operation and ownership of the Assets, and, except Permits that Buyer designates as not to be transferred in
Exhibit 4.7, or which have been designated as non-transferable or transferable only with consent from a third party or government or regulatory body on Exhibit 4.7, each of the Permits is transferable by Seller without notice to or consent from any third party or governmental or regulatory body. Seller shall take all reasonable steps requested by Buyer to enable Buyer to obtain in its own name any Permit that is not so transferable. The Permits listed on Exhibit 4.7 constitute all of the Permits required to operate the Business as previously conducted by Seller. Seller is in full compliance with the terms and conditions of such Permits and no change in the facts or circumstances reported or assumed in the application for or granting of such Permits exist. Such Permits are in full force and effect. Except as listed on attached Exhibit 4.7, there are no proceedings pending or, to the best of Seller's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any Permit.

         4.8 Litigation. Except as listed on the attached Exhibit 4.8, there is no suit, action, proceeding, investigation or inquiry pending or, to the best of Seller's knowledge, threatened (or any basis therefor), at law or in equity or before any governmental department, commission, board, body, agency or instrumentality, domestic or foreign, against Seller which affects or could have a material effect on the Assets or involves or could involve the validity or legality of this Agreement or any action taken or to be taken pursuant hereto.

         4.9 Certain Tax Matters. Seller has paid, accrued on its Latest Financial Statements, or will pay when due all income, sales, use, business, occupation, personal or

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real property or any similar taxes and all taxes of any kind related to any period prior to the Closing Date, including without limitation, any tax relating to the wages, benefits or income of any employee, consultant or commission agent connected with the Assets, whether owed by Seller or by any such employee, consultant or commission agent.

         4.10 Broker, etc. Seller has not employed a finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         4.11 Title to Assets. Except as set forth on the attached Exhibit 4.11, Seller has undivided marketable title, legal and equitable, in and to all of the Assets being sold under this Agreement. The Assets are owned by Seller free and clear of any Claims and Encumbrances, except liens for current taxes and assessments not yet due and payable and those Claims and Encumbrances described on the attached Exhibit 4.11. All of the Assets are located in Laurens, Iowa or such other location listed in Exhibit 4.11. The Assets, taken as a whole, constitute all of the operating properties and assets which are reasonably necessary for the conduct of the Business as conducted by Seller.

         4.12 Compliance With Laws. Except as set forth on Exhibit 4.12, the Business and the Assets are and have been operated and maintained in compliance with all applicable governmental laws, rules, regulations, environmental requirements and ordinances, including, without limitation, laws, regulations and other requirements (a) relating to pricing of products and antitrust, and
(b) imposed by action of, permits or licenses from, or agreements with any governmental agency or authority relating to the generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, Hazardous Substance as defined in Section 6.4 of this Agreement or other substance or other action, omission or condition affecting the environment, air, soil and water, or relating to pollution, ground water contamination, the handling, storage or release into the environment of Hazardous Substances or materials, or the transportation of hazardous materials (collectively "Environmental Laws and Regulations") and federal and state occupational safety and health laws and regulations and the Consumer Products Safety Commission laws and regulations; and Seller has no notice of any failure to comply therewith, except as set forth on Exhibit 4.12. Exhibit 4.12 lists each offsite disposal site

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used by Seller presently or used by Seller during the previous ten (10) years.
Except as set forth in Exhibit 4.12, all properties and equipment of Seller have been and now are free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzoforans and "extremely hazardous substances" as that term is defined in the Toxic Substance Control Act.

         4.13 No Burdensome Restrictions, etc. There are no judgments, orders, writs, injunctions, or decrees to which the Assets are subject and to which Seller is a party, or which materially adversely affect the Assets, except those set forth on the attached Exhibit 4.13.

         4.14 Disclosure. The representations and warranties contained in this Agreement and the information contained in the Exhibits hereto, written documents, financial statements (including the Latest Financial Statements) provided by Seller to Buyer, and other certificates or instruments delivered by or on behalf of Seller in connection with the purchase and sale of the Assets are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein and herein not misleading. Except as set forth in the attached Exhibit 4.14, there is no fact known to Seller which materially adversely affects the Assets which has not been set forth in this Agreement or in the other documents, certificates or instruments delivered by Seller or on behalf of Seller, specifically for use in connection with the transactions contemplated by this Agreement.

         4.15 Accuracy of Financial Statements. The financial statements of Seller provided to Buyer including, without limitation, Seller's January 31, 1997 financial statements (the "Latest Financial Statements"), and Seller's annual financial statements dated December 31, 1994, December 31, 1995 and December 31, 1996) fairly present the financial condition of Seller and the results of its operations, as of the dates thereof and for the periods indicated therein, in accordance with generally accepted accounting principles consistently applied. As of the Closing Date, and except as set forth on the attached Exhibit 4.15, Seller shall have no liabilities of any nature required to be reflected in financial statements under generally accepted accounting principles that were not shown or provided for in the aggregate on the

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financial statements, and all reserves set forth on the financial statements are adequate in all material respects.

         4.16 Absence of Changes. Since the date of the Latest Financial Statements, Seller has, and until the Closing Date shall have, operated the Business in the ordinary and usual course, maintained the Assets in good condition and repair, reasonable wear and use excepted, and not sold, assigned, transferred, encumbered or otherwise disposed of, or contracted, agreed or become bound to sell, assign, transfer, encumber or otherwise dispose of any of the Assets, other than in the ordinary course of business, and except as otherwise provided in this Agreement. Since such date, there has been no material adverse change in the Business, Assets or condition, financial or otherwise, of Seller nor, to the best of Seller's knowledge, has any such change threatened to occur, nor has there been any damage, destruction or loss, other than that fully covered by insurance, of a material nature affecting the Business, properties or financial condition of Seller.

         4.17 Leases and Contracts. Exhibit 4.17 attached hereto includes each lease of real or personal property and each agreement to which Seller is a party that involves the sum of Five Thousand Dollars ($5,000.00) or more, including employment agreements and collective bargaining agreements. Each such lease and agreement (a) is valid, binding and enforceable, and (b) no event has taken place which with notice or lapse of time would constitute a breach or default, or permit termination or modification of such lease or contract. Seller has not received notice of any default, and, to the best of Seller's knowledge, Seller is not in default in respect of any such lease or agreement to which it is a party or by which it is bound.

         4.18 Condition of Inventory. All inventory, materials and supplies of Seller are saleable, not obsolete, or slow moving (except as to Seller's reserves) in good condition and of merchantable quality for such items in the Business. The inventory reserves described in the Latest Financial Statements are adequate in all respects.

         4.19 Accounts Receivable. Except as set forth on the attached Exhibit 4.19, all of Seller's accounts receivables of any nature are good and collectible at the aggregate recorded amounts thereof in the usual and ordinary course of business and without resort to legal proceedings.


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         4.20  Insurance. Exhibit 4.20 attached hereto sets forth all insurance carriers and policy numbers by policy period as to policies to which Seller has been a party or beneficiary within the past seven (7) years, including, without limitation, worker's compensation, liability, casualty and property insurance, and, except as identified in Exhibit 4.20, all such policies are in full force and effect, and projected costs and obligations associated with any self-insured plans are reasonable and accurate estimates of actual costs and obligations.

         4.21 Labor Matters. Except as set forth on the attached Exhibit 4.21, Seller is not subject to any labor grievances, claims of unfair labor practices, or other material collective bargaining disputes. Exhibit 4.21 lists an employee census of all employees of Seller, and their date of birth, date of hire, annual compensation or hourly rate, sex, race and job title.

         4.22  Employee Benefit Plans.

               (a) Employee Plans. Exhibit 4.22 contains a true, correct and complete list of all pension, 401(k), benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, and any "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA, relating to the Seller's employees (the "Employee Plans").

               (b) Post-Employment Benefits. Except as set forth in Exhibit 4.22, no Employee Plan provides health or life insurance benefits for former employees .

               (c) Defined Benefit Plans. Except as set forth in Exhibit 4.22, Seller does not contribute, is not required to contribute, or since January 1, 1986 has not been required to contribute to any "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

               (d) Copies of Employee Plans and Related Documents. Prior to the Closing, Seller shall have delivered to Buyer true, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the summary plan description and all modifications thereto for each Employee Plan communicated to Seller's employees.

                  (e) Claims and Litigation. Except as set forth on Exhibit 4.22, there are no threatened or pending claims, suits or other proceedings by present or former employees of Seller, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or any other person or entity involving any Employee Plan including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries including claims pursuant to domestic relations orders.

                  (f) Controlled Group. The Seller is not a member of a "controlled group of corporations" as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended.

         5.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants as follows:

         5.1 Organization, Standing and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         5.2 Authorization; Binding Effect. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by a duly authorized officer of Buyer and constitutes the valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         5.3 Assumption of Assumed Liabilities. All of the contracts, agreements or instruments to be assumed by Buyer pursuant to this Agreement are valid and binding upon Buyer, and are enforceable against and fully performable by Buyer in accordance with their terms; and there are no existing facts or circumstances which would prevent the full and complete performance thereof by Buyer.

         5.4 Consents, Defaults, etc.. Neither the execution, delivery or performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby (i) is prohibited by, or requires Buyer to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, judgment, order, writ, injunction or decree which is binding upon Buyer, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, or require any consent under, any indenture, lease, mortgage or other agreement to which Buyer is a party or by which Buyer is bound.

         5.5 Disclosure. The representations and warranties contained in this Agreement and the information contained in any written documents and other certificates or instruments delivered by or on behalf of Buyer in connection with the purchase of the Assets are true and correct in all material respects and do not contain any untrue statement of a material fact.

         5.6 Financial Capability to Consummate Transactions. Buyer has, or will have on the Closing Date, sufficient financial resources readily available to enable Buyer to consummate the transactions contemplated in this Agreement on the terms and conditions contained herein.

         6.     COVENANTS OF SELLER

         Seller covenants and agrees with Buyer that:

         6.1 Maintenance of Assets; etc. Seller will, through the Closing Date, (a) maintain and keep all Machinery and Equipment and other Assets in as good repair, working order and condition, (b) keep in full force and effect insurance as necessary to fully insure the Assets, (c) perform in all respects all its obligations under all of its leases, contracts, commitments and arrangements, and not amend, alter or modify, other than in the ordinary course of business of Seller, any provision of any lease, contract, obligation or commitment to be assumed by Buyer, and (d) do all things reasonably necessary to avoid any action that would render Seller's representations and warranties hereunder inaccurate as of the Closing Date.

         6.2 Access to Information. Seller will give to Buyer, Buyer's accountants, counsel, employees and other representatives full access to all of the properties, books, contracts, commitments, reports and records of Seller relating to the Business and Assets and will furnish Buyer all such documents, records and information with respect to the affairs of the Business and copies of any working papers relating to that Business as Buyer shall from time to time reasonably request.

         6.3 Seller's Continuing Responsibility for Environmental Matters. Seller shall at all times retain any and all liabilities arising from the handling, treatment, storage, transportation, disposal, release or emission of any Hazardous Substances, toxic materials, pollutants, contaminates or wastes by Seller or by Seller's agents or contractors. Seller, through and after the Closing Date, at its sole cost and expense, shall take all actions necessary to investigate, remove and clean up any substance described in Section 4.12 above that was released to the environment prior to the Closing at, on or near the facility at which the Business is located for which an investigative, removal or cleanup activity is required pursuant to law, rule, regulation, order, agreement or government action, provided that (i) no such actions shall be taken except after reasonable advance notice to Buyer; and (ii) any such action shall be taken in a manner so as to minimize interference with any business conducted at the facility.

         6.4      Environmental Report.

                  (a) Seller shall prior to closing arrange and pay for a Phase I environmental assessment of the Seller's real estate that may include an investigation and analysis of the historical use, storage or disposal of Hazardous Substances on the real property, and the taking of samples of soil and groundwater from such locations on the property as may be selected by Buyer or by an environmental consultant or engineer acceptable to Buyer (hereinafter "Environmental Report"). The Environmental Report shall be in form and substance adequate to assess the environmental condition of Seller's real estate, and shall show that Seller's real estate contains no Hazardous Substances as defined herein.

                  (b) The Environmental Report shall evaluate Seller's real property for compliance with all federal, state, and local governmental laws, rules and regulations and shall express an opinion as to compliance with such laws, rules and regulations and shall state whether there have been any releases of Hazardous Substances upon, under, near or adjacent to the real estate. As used in this Agreement the term "Hazardous Substances" shall mean, without limitation, any material or substance: (i) the presence of which requires investigation, remediation or any other response under any federal, state or local statute, regulation, ordinance, order, action, policy, or common law; or (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," "pollutant", or "contaminant" under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or dangerous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of Iowa or any political subdivision thereof; or (iv) the presence of which on the real estate and leased premises causes or threatens to cause a nuisance or other damage or harm upon the such properties or to other properties, poses or threatens to pose a hazard to the health or safety of persons on or about the real estate and leased properties or other properties, or poses or threatens to pose a harm to the environment or natural resources wherever they may be located; or (v) the presence of which on properties other than the real estate and leased premises could constitute a trespass; or (vi) which contains gasoline, diesel fuel, or other petroleum hydrocarbons; or (vii) which contains polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation, radon gas, asbestos or asbestos-containing materials or lead-based paint.

         6.5 Employment. At the Closing, Seller and Buyer shall execute a Labor Leasing agreement in the form of Exhibit 6.5 attached hereto. The parties acknowledge that Buyer is not the employer of the employees of Seller and this Agreement shall not be construed to make Buyer the employer of Seller's employees. Following termination of the Labor Leasing Agreement, Seller shall be solely responsible for any obligations relating to severance pay or other termination compensation.


         7. COVENANTS OF BUYER

         Buyer covenants and agrees with Seller that:

         7.1 Negative Actions. Between the date hereof and the Closing Date, Buyer will refrain from taking any action that would render Buyer's representations and warranties hereunder inaccurate as of the date hereof or the Closing Date.

         7.2 Assumption of Liabilities. Buyer shall execute and deliver to Seller an instrument of assumption of liabilities in form reasonably satisfactory to Seller and its counsel pursuant to which Buyer shall agree to assume and pay the assumed liabilities described in Section 1.2 above.

         8.  CONDITIONS TO OBLIGATION OF BUYER

         The obligation of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver, by Buyer, at or prior to the Closing, of the following conditions, in the absence of the satisfaction of which Buyer may terminate this Agreement without liability:

         8.1 Accuracy of Representations and Warranties. The representations and warranties contained herein or otherwise made by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby shall have been true and correct in all material respects on the Closing Date to the same extent as if made on the Closing Date.

         8.2 Performance by Seller. Seller shall have duly performed and complied in all material respects with all terms, agreements, and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         8.3 Seller's Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, and executed by Seller's executive officer, to the effect that Seller has duly performed and complied with the covenants and conditions set forth in Sections 8.1 and 8.2.

         8.4 Opinion of Seller's Counsel.

             (a) Buyer shall have received from Berg & Howe, counsel for Seller and ACI, a favorable opinion, dated as of the Closing Date, and satisfactory in substance and form to Buyer and its counsel, to the following effect:

                   (i) Standing, etc. of the Seller. Seller has all requisite power and authority to own the Assets and to perform Seller's obligations hereunder and to consummate the transactions contemplated hereby.

                   (ii) Litigation. There is no suit, action, proceeding, investigation or inquiry pending or, to the best of such counsel's knowledge, threatened at law or in equity or before any governmental department, commission, board, body, agency or instrumentality, domestic or foreign, which materially affects or could materially affect the Business or Assets or involves or could involve the validity or legality of this Agreement or any action taken or to be taken pursuant hereto, nor has any such suit, action, proceeding, investigation or inquiry been pending within the three (3) years preceding the date of this Agreement.

                   (iii) Execution and Delivery. This Agreement has been duly executed and delivered by Seller and ACI, and constitutes the legal, valid and binding obligation of Seller and ACI enforceable against Seller and ACI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally, and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                   (iv) Consents; Defaults, Etc. Neither the execution, delivery or performance by Seller and ACI of this Agreement, nor the consummation by Seller and ACI of the transactions contemplated hereby (i) is prohibited by, or requires Seller or ACI to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, or, under any judgment, order, writ, injunction or decree which is binding upon Seller or ACI, or
             (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien on any of the Assets pursuant to, or require any consent (other than consents identified in such opinion and duly obtained prior to the Closing) under, any indenture, lease, mortgage or other agreement to which Seller or ACI is a party or is otherwise bound.

                    (v) Conveyance of Assets. The instruments of conveyance,
              transfer and assignment executed and delivered to Buyer have been duly executed by Seller and are valid and effective to vest in Buyer all of the right, title and interest of Seller in and to the Assets as contemplated by the Agreement.

         8.5  Corporate Documents. Seller and ACI shall have delivered to Buyer
(a) certificates of good standing from their states of incorporation; and (b) certified resolutions of the Board of Directors and the stockholder of Seller and ACI's Board of Directors authorizing this transaction.

         8.6 Instruments of Transfer and Title Documents. Seller shall execute and deliver to Buyer the instruments of transfer described in Section 3.2 above.

         8.7 Environmental Report. Buyer shall have received the Environmental Report identified in Section 6.4 hereof which indicates, in the opinion of the environmental consultant, that the Seller's real property is not contaminated or affected by any Hazardous Substances at a level exceeding an applicable clean-up standard or criteria developed under federal, state, or local law.

         8.8 Employee Agreements. Larry Mefferd shall have entered into a consulting and non-competition agreement with Buyer, and Buyer shall have entered into employment agreements with Floyd Mefferd and Lloyd Mefferd, in the forms attached as Exhibit 8.9 hereto.

         8.9 Board Approval. Buyer's Board of Directors shall have approved this Agreement and the transaction described in this Agreement.

         8.10 Sublease. Buyer and Seller shall have entered into a sublease of Seller's real property in the form of Exhibit 8.11 attached hereto, and the landlord of Seller's real property shall have provided its written consent to the sublease and a release of its landlord's lien on Seller's personal property in forms acceptable to Buyer. The Mefferds shall pay the accrued dividend charge of Three Thousand Three Hundred Thirty Three Dollars and 33/100 ($3,333.33) and the rent delinquency charge of Nine Thousand Six Hundred Thirty Seven Dollars and 83/100 ($9,637.83) required by the landlord for these consents.

         9.    CONDITIONS TO OBLIGATION OF SELLER

         The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver, by Seller, at or prior to the Closing, of the following conditions in the absence of the satisfaction of which Seller may terminate this Agreement without liability:

         9.1 Accuracy of Representations. The representations and warranties contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date to the same extent as if made on the Closing Date.

         9.2 Performance by Buyer. Buyer shall have duly performed and complied with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         9.3 Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by an officer of Buyer, to the effect that Buyer has duly performed and complied with the covenants and conditions set forth in Sections 9.1 and 9.2.

         9.4 Opinion of Buyer's Counsel. Seller shall have received from counsel to Buyer, a favorable opinion, dated as of the Closing Date, and satisfactory in substance and form to Seller and its counsel, to the following effect:

               (a) Standing etc. of the Buyer. Buyer has all requisite power and authority to consummate the transactions contemplated in the Agreement and to perform Buyer's obligations contemplated therein;

               (b) Consents, Defaults, etc. Neither the execution, delivery or performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby (i) is prohibited by, or requires Buyer to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, or, to the best of counsel's knowledge after due inquiry, under any judgment, order, writ, injunction or decree which is binding upon Buyer, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result or require any consent (other than consents identified in such opinion and duly obtained prior to the Closing) under any indenture, lease, mortgage or other agreement to which Buyer is a party or is otherwise bound;

                  (c) Execution and Delivery. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally, and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         9.5 Corporate Documents. Buyer shall deliver to Seller (a) a certificate of good standing from its state of incorporation; and (b) a certified resolution of the Board of Directors of Buyer authorizing this transaction.

         10.      COVENANT NOT TO COMPETE

         10.1 Non-competition. In furtherance of the sale of the Assets to Buyer, for a period of ten (10) years following the Closing, Seller, ACI and the Mefferds (and Larry Mefferd, by execution of this Agreement for that purpose only) shall not, nor permit any person or entity then controlled by Seller, ACI or the Mefferds, acting alone or in combination, to, directly or indirectly, engage, participate in (as a partner, shareholder, officer, or director, employee, consultant, agent or otherwise) any business activity which is the same as, or similar to, or competitive with, the business conducted by Buyer utilizing the Assets anywhere in the world, nor shall Seller or ACI directly or indirectly tamper with or induce any employee, agent, salesperson, contractor, customer, supplier, manufacturer or dealer of Buyer to leave, to stop selling to or stop buying from Buyer or otherwise to cease dealing with Buyer.

         10.2     Enforcement. The provisions of the covenant contained in this
Section 10 are severable and independent and shall be interpreted and applied consistently with requirements of reasonableness and equity. If any provision of the covenant contained in this Section 10 shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or the enforceable parts thereof, shall not be affected thereby.

         10.3 Injunctive Relief. Buyer, ACI and Seller acknowledge that compliance by Seller and ACI with the covenant contained in this Section 10 is necessary to protect the interests of Buyer and that a breach of the covenant contained in this Section 10 will result in irreparable and continuing damage to Buyer for which there will be no adequate remedy at law. Seller and ACI hereby agree, without intending to limit the remedies available to Buyer, that Buyer and its successors and assigns shall be entitled to injunctive relief (and attorney fees and costs) with respect to the covenant contained in this Section 10, in addition to such other and further relief as may be appropriate.

         11.   ADDITIONAL COVENANTS OF BUYER AND SELLER

         11.1 Further Assurances. After the Closing, and for no further consideration, Seller shall perform all other action reasonably requested by Buyer (including, without limitation, the use of Seller's best efforts) to enable Buyer to accomplish transfer of registrations, permits, approvals and the like as contemplated by this Agreement and shall execute, acknowledge and deliver such assignments, transfers, consents and other documents as Buyer or its counsel may reasonably request to vest in Buyer, and protect Buyer's right, title and interest in, and enjoyment of, the Assets intended to be assigned and transferred to Buyer pursuant to this Agreement.

         11.2 Bulk Sales Laws. Buyer waives compliance by Seller and Seller waives compliance by Buyer with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors, and Seller shall indemnify and hold Buyer harmless and reimburse Buyer for, any and all claims, liabilities or obligations (other than those assumed by Buyer hereunder) which Buyer may suffer or incur by virtue of noncompliance by Buyer with such applicable laws under the indemnity provisions of Section 12 herein.

         11.3 Rights to Intellectual Property. Seller shall not, at any time after the Closing Date, use or disclose to any third party any Intellectual Property or Processes which at such time is not generally known to the public or recognized as standard practice, or any formulae, scientific and technical information, manufacturing procedure, know-how, processes, trade secrets or other confidential information transferred to Buyer pursuant to this Agreement, without the express prior written consent of Buyer.

         11.4 Use of Trade Names. Seller agrees that Buyer may, at its discretion, use Seller's name and any trade names used by Seller, or a phrase similar thereto in connection with marketing products after the Closing Date. Seller further agrees that Buyer may use containers, forms and other supplies which have Seller's name printed thereon after the Closing Date. Seller shall change its name to a dissimilar name as of the Closing and shall file a certificate of amendment to its articles of incorporation as of the Closing to effect this change.

         12.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                COVENANTS; INDEMNIFICATION; ETC.

         12.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants herein and in any Exhibit, certificate, instrument or document delivered pursuant to this Agreement shall survive both the Closing and any investigation at any time made for or on behalf of any party hereto.

         12.2 Indemnification by Seller. Seller, ACI and the Mefferds shall, jointly and severally, indemnify and hold Buyer (and its shareholders, directors, officers, employees and affiliates) harmless from and against any and all claims, liabilities (including any strict liabilities with respect to any Loss specified under clause (iv) below), fines, penalties, natural resource damages, losses, damages, (including incidental or consequential damages such as lost profits resulting from any disruption of operation of the Assets), costs and expenses (including costs and counsel fees) incurred by Buyer from or related to any of the following (hereinafter called a "Loss" or "Losses"):

                (i) any breach by Seller of any representation, warranty, covenant, obligation or undertaking made by Seller in or pursuant to this Agreement;

                (ii) any claim or liability not arising out of an obligation assumed by Buyer hereunder and asserted for failure to comply with any applicable bulk sales, fraudulent conveyance or other laws for the protection of creditors;

                (iii) any product liability claim or other claim for the breach of any express or implied warranty, and any other claim of whatever nature, and from all damages resulting therefrom, which may be made in connection with the sale of products manufactured by Seller prior to the Closing Date;

                  (iv) any claim or liability relating to the operation of the Business prior to the Closing Date not assumed by Buyer, including, without limitation, liability under labor, collective bargaining, or employment agreements and liability relating to pension, retirement or other employee benefit plans; or

                  (v) any claim related to a breach of any environmental covenants, representations or warranties contained in this Agreement, or arising out of or related to any actual or alleged spills, disposal, emissions, leaks, leaching, discharging, or release (as those terms are defined in their broadest sense by any federal, state or local law, rule or regulation or order pertaining to the protection of the environment or public health) of Hazardous Substances prior to the Closing Date, and including any migration or escape of such Hazardous Substances onto adjacent lands or properties after the Closing Date.

         12.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable counsel fees) from or related to (a) any breach by Buyer of any representation, warranty, covenant, obligation or undertaking made by Buyer in or pursuant to this Agreement, (b) matters arising solely from the operation of the Business after the Closing Date, other than liabilities retained by Seller hereunder, and (c) any product liability claim for injury to persons or property which may be made in connection with the sale of products manufactured by Buyer after the Closing Date.

         12.4     Indemnification Notice, etc.

                  (a) If any action, suit or proceeding shall be commenced, or any claim or demand shall be asserted, in respect of which a party entitled to indemnification pursuant to this Agreement (the "Indemnitee") demands indemnification under this Section 12, the party from which such indemnification is demanded under this Section 12 (the "Indemnitor") shall be notified to that effect with reasonable promptness and shall have the right to assume entire control of its defense (including the selection of counsel), subject to the right of the Indemnitee to participate (with counsel of its choice) in, the defense, compromise or settlement thereof.

                  (b) The fees and expenses of any counsel chosen by Indemnitee following acceptance by Indemnitor of its indemnity obligations shall be at the expense of the Indemnitee unless (i) the employment of such counsel by the Indemnitee has been specifically authorized by the Indemnitor, or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnitor, and the Indemnitee shall have been advised by its counsel that there may be one or more good faith legal defenses available to it which are different from or additional to those available to the Indemnitor.

                  (c) The Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement, including, without limitation, by making available all pertinent information under its control to the Indemnitor. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee; provided, however, that in the event such consent is withheld, then the liabilities of the Indemnitor shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of counsel fees accumulated at the time such consent is withheld. The Indemnitor shall not be liable for any settlement by Indemnitee of any action, suit, proceeding, claim or demand, unless the Indemnitee obtains the prior written consent of the Indemnitor.

         13. EXPENSES. Each party hereto shall bear its own expenses, including the fees of any attorneys, accountants or other engaged by such party, incurred in connection with

         14. NOTICES. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given if and when delivered by hand, with receipt duly acknowledged, or sent by registered or certified mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other party or parties hereunder: this Agreement and the transactions contemplated hereby, it being understood that Seller's expenses shall not be paid from the Assets.

         If to Seller and ACI:              Gold Star Manufacturing, Inc.
                                            Highway 10 West
                                            PO Box 164
                                            Laurens, Iowa  50554

                                            ATTENTION: Mr. Floyd Mefferd

         If to Buyer:                       Kaydon Acquisition Corporation V
                                            19345 US 19 North, Suite 500
                                            Clearwater, Florida 34624

                                            ATTENTION: Mr. Stephen Clough

         15. AMENDMENTS; TERMINATION. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the proper party.

         16. EFFECT OF THIS AGREEMENT; COUNTERPARTS. This Agreement (including the Exhibits hereto) sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in two or more counterparts, and all such counterparts shall constitute one and the same instrument.

         17. GOVERNING LAW AND JURISDICTION. This Agreement has been made and entered into under the laws of the State of Iowa and its laws shall control the interpretation thereof. The parties hereto agree to submit to the personal jurisdiction of the courts in the State of Iowa to address any suit, action or proceeding related to this Agreement.

         18. ASSIGNMENTS; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of the other party, except that Buyer may assign this Agreement to an affiliate in which event Buyer shall remain liable for the obligations incurred hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

       19. PRESS RELEASES AND ANNOUNCEMENTS. No party shall issue any press release or announcement relating to the subject matter of this Agreement (prior to the Closing) without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making the disclosure).

       20. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

       IN WITNESS WHEREOF, each party hereto has executed this Agreement by its respective duly authorized officer as of the day and year first above written.

                           KAYDON ACQUISITION CORP. V

                           By  /s/ Stephen K. Clough
                              ---------------------------------------------
                              Stephen K. Clough
                              Its Treasurer
                                                                 - Buyer

                           GOLD STAR MANUFACTURING, INC.

                           By  /s/ Floyd R. Mefferd
                              --------------------------------------------
                           Its President
                              --------------------------------------------

                                                                 - Seller

                           AMERICAN CENTRAL INDUSTRIES, INC.

                           By  /s/ Floyd R. Mefferd
                             ---------------------------------------------
                           Its President
                              --------------------------------------------

                           /s/ Floyd Mefferd
                           ----------------------------------------------------
                           Floyd Mefferd

                           /s/ Lloyd Mefferd
                           ----------------------------------------------------
                           Lloyd Mefferd


                           /s/ Larry Mefferd
                           ----------------------------------------------------
                           Larry Mefferd (as to non-competition agreement only)

                                INDEX TO EXHIBITS

                    Exhibit                 Description
                    -------                 -----------
                      1.1                   Claims and Encumbrances
                      1.1(b)                Machinery and Equipment
                      1.1(c)                Intellectual Property
                      1.1(d)                Patents
                      1.2                   Latest Financial Statements
                      1.3                   Excluded Assets
                      2.3                   Assumed Accounts Payable
                      4.3                   Consents
                      4.4                   Machinery and equipment requiring repairs
                      4.6                   Employee claims
                      4.7                   Permits
                      4.8                   Litigation
                      4.11                  Title to Assets
                      4.12                  Non-compliance with laws
                      4.13                  Burdensome restrictions
                      4.15                  Unbooked liabilities
                      4.17                  Leases and agreements
                      4.19                  Uncollectible accounts receivable
                      4.20                  Insurance
                      4.21                  Labor matters
                      4.22                  Employee benefit plans
                      6.5                   Labor Leasing Agreement
                      8.9                   Employment and Consulting Agreements
                      8.11                  Sublease